UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 11, 2006 (May 5, 2006)

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant's Telephone Number, including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On May 5, 2006, Deborah Derby, who has served as Executive Vice President - Human Resources, Legal & Corporate Communications and Corporate Secretary of Toys "R" Us, Inc. (the "Company") since September 2005, was promoted to the position of President - Babies "R" Us. In connection with her promotion, her base salary was increased to $550,000.

On May 5, 2006, the Company entered into an agreement to hire Daniel Caspersen as Executive Vice President - Human Resources of the Company, beginning May 22, 2006.

On May 5, 2006, the Company also entered into an agreement to promote Jon Kimmins to Executive Vice President - Business Development, effective as of that date.

Richard Markee, who had been President - Babies "R" Us since August 2004, will continue in his position as Vice Chairman of the Company, a position he has held since May 2003. Mr. Markee's base salary was increased to $885,000.

Employment Agreements with Messrs. Caspersen and Kimmins

The Company entered into an employment agreement with each of Messrs. Caspersen and Kimmins. Each of the agreements has an initial term of five years, and provides for automatic one-year renewals unless expressly not renewed at least sixty days prior to the next renewal date. Each agreement provides for a minimum base salary ($450,000 in the case of Mr. Caspersen, and $430,000 in the case of Mr. Kimmins), which base salary may be increased at the discretion of the board of directors or an appropriate committee thereof (the "board"). The agreement provides a target annual bonus opportunity of up to 90% of the officer's base salary, which bonus is payable upon achievement of certain performance targets established by the board and pursuant to the terms of the Company's incentive plan and may be paid at above-target levels for above-target performance. Mr. Caspersen's agreement provides that his bonus for the 2006 fiscal year will not be subject to any pro rata reduction for the portion of the year occurring prior to his hire date. Each officer is also eligible to participate in the Company's welfare benefit and retirement plans, and is subject to the Company's policies with respect to perquisites and business expense reimbursement, on the same basis as other senior executives. In addition, Mr. Caspersen will be reimbursed for certain expenses incurred in relocating to the Wayne, New Jersey area and up to $5,000 in legal expenses incurred in entering into the employment agreement.

Under their respective employment agreements, if Mr. Caspersen's or Mr. Kimmins' employment is terminated by the Company without "cause" or by him for "good reason" (as those terms are defined in the agreement), he will be entitled to receive:

  certain rights accrued through the date of termination, including salary and prior year's earned but unpaid bonus,

  a pro-rated portion of his current year's annual bonus through the date of termination, based on actual results for the whole year,

  a severance payment equal to the sum of (x) the Severance Period (described below), as expressed in years) multiplied by his base salary, and (y) one times the amount of the annual bonus received by him in the prior fiscal year. For Mr. Caspersen, the "Severance Period" is initially a 12-month period commencing on the date of termination, and is increased by three months on each anniversary of the hire date, up to a maximum of 24 months. For Mr. Kimmins, the "Severance Period" is initially an 18-month period commencing on the date of termination, and is increased by one and one-half months on each anniversary of the effective date of the agreement, up to a maximum of 24 months, and continued coverage during the Severance Period under the Company's medical, dental and life insurance plans.

As a condition to receiving the severance payment under the agreement, the officer must execute a release of claims in respect of his employment with the Company. The agreement provides that the officer will be subject to a covenant not to compete and a covenant not to solicit employees, consultants, suppliers or service providers at all times while employed and during the Severance Period (regardless of whether he is receiving severance payments) or for two years in some termination scenarios, and a covenant not to disclose confidential information during the employment term and at all times thereafter.

Pursuant to the terms of their employment agreements, each of Mr. Caspersen and Mr. Kimmins has agreed to purchase (up to $400,000 in the case of Mr. Caspersen and $80,000 in the case of Mr. Kimmins) restricted stock in Toys "R" Us Holdings, Inc., the Company's parent company ("Holdings"), in the form of strips of securities containing nine shares of Class A common stock and one share of Class L common stock (each, a "Strip"). The price to be paid by the officer for each Strip so purchased is the greater of (i) the sum of the fair market value of the underlying stock on the date of the employment agreement and (ii) the sum of the fair market value of the underlying stock on the date of purchase (such greater amount, the "Determined Value"). The restricted stock is subject to certain transfer restrictions, as well as a put right exercisable in certain circumstances by the officer and a call right exercisable by Holdings (and, if not exercised by Holdings, by Holdings' equity sponsors - Bain Capital Partners LLC, Toybox Holdings, LLC and Vornado Truck, LLC) in the event that the officer is no longer employed by Holdings or any of its subsidiaries.

In connection with such purchases of restricted stock, Holdings will grant to each officer options to acquire Strips of Holdings common stock (122,841 Strips in the case of Mr. Caspersen and 55,551 in the case of Mr. Kimmins) pursuant to the Toys "R" Us Holdings, Inc. 2005 Management Equity Plan (the "Plan"). The aggregate exercise price per Strip for the options will be equal to the greater of the Determined Value (described above) and $26.75. The options will be granted in three equal tranches. The first tranche consists of "time-vesting options" that vest and become exercisable ratably over a five year period, and the second and third tranches consist of "performance-vesting options" that vest and become exercisable based on the achievement of certain performance targets set forth in the Plan. However, all time-vesting options will become fully vested on a change in control (as defined in the Plan) and the performance-vesting options will become fully vested on the eighth anniversary of the date of grant even if the performance targets have not been achieved, provided that the officer is still employed through such date.

Mr. Caspersen, 53, served as Vice President - Stores - Human Resources of Target Corporation ("Target"), from September 2004 to April 2006. Prior to that, from September 2001 to September 2004, Mr. Caspersen was Vice President - Headquarters - Human Resources at Target. From November 1994 to September 2001, Mr. Caspersen was Senior Vice President - Human Resources at Mervyn's, a subsidiary of Target Corporation.

Mr. Kimmins, 48, has been employed at the Company since 1989. Prior to May 5, 2006, Mr. Kimmins was Senior Vice President - Treasurer since 1996. From 1989 to 1996, Mr. Kimmins held various senior positions in the Company's Treasury department. Prior to joining the Company, Mr. Kimmins was employed at R.H. Macy & Company, where he held financial positions of increasing responsibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: May 11, 2006	By:	/s/ Raymond L. Arthur
	Name:	Raymond L. Arthur
	Title:	Executive Vice President -
Chief Financial Officer